Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the inclusion of our opinion letter dated September 14, 2021 to the board of directors of GreenSky, Inc. (“GreenSky”) in its entirety as Annex B to the proxy statement/prospectus which forms a part of the registration statement on Form S-4 (the “Registration Statement”) relating to the proposed merger of GreenSky and a wholly owned subsidiary of The Goldman Sachs Group, Inc., and (ii) the references to such opinion in such proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ J.P. Morgan Securities LLC
J.P. MORGAN SECURITIES LLC

October 21, 2021